UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2020

SYNEOS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36730	27-3403111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 Sync Street Morrisville, North Carolina	27560-5468
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 876-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SYNH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On November 18, 2020, Syneos Health, Inc. (the “Company”) announced the launch of a proposed offering (the “Offering”) of $500.0 million aggregate principal amount of senior notes (the “Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A and to certain persons outside the United States under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The Company also announced that it intends to enter into an amendment to the credit agreement governing its existing senior secured credit facilities pursuant to which, among other things, the Issuer expects to extend the maturity date thereof to August 2024 (the “Amendment”). The closing of the Offering is not conditioned upon the effectiveness of the Amendment.

The Company is continuing to target a net leverage ratio of between 3.0x and 3.5x as of December 31, 2021. This target includes the impact of the Offering and the Amendment. The Company’s target takes into account a number of factors, including existing backlog and current sales pipeline, trends in cancellations and delays, and the Company’s ForwardBound initiative, which includes the expansion of the Syneos Operating Network, process optimization, and automation initiatives. In addition, the target presented represents the Company’s best efforts to estimate the impact of COVID-19 on its business.

The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued on November 18, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNEOS HEALTH, INC.

Date: November 18, 2020	By:	/s/ Jason Meggs
	Name:	Jason Meggs
	Title:	Chief Financial Officer (Principal Financial Officer)